AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Agreement") is made as of April 1, 2001, by and between MCY MUSIC WORLD, INC., a Delaware corporation with an office located at 1133 Avenue of the Americas, New York, New York 10036 (the "Company"), and BERNHARD FRITSCH (the "Executive").

         WHEREAS, the parties hereto wish to amend, in part, that certain previous employment agreement dated July 11, 1999 by and between the Company and the Executive (the "Employment Agreement"); and

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

         1. Amendment of Employment Agreement.

            Section 3.1 only of the Employment Agreement is hereby amended to the extent that commencing April 1, 2001, Executive shall receive an annual salary of $285,000 per annum, which salary shall be increased on each January 1 during the term of this Agreement by an amount equal to 21% of the Executive's salary for the prior fiscal year.

         2. Compensation for Reduction of Salary.

            As consideration for Executive's agreement to reduce his annual base salary as set forth in Section 1 above, the Executive shall receive the following additional compensation (each "Additional Compensation"):

                  (i) That number of shares of capital stock of ADSX having a value equal to $200,000, with such shares shall be delivered to the Executive within seven (7) business days from the date ADSX shares are released from Escrow to the Company.

                  (ii) That additional number of shares of capital stock of ADSX equal to ten percent (10%) of any shares of the capital stock of ADSX beneficially owned by the Company as of the date the Company satisfies in full the $9,000,000 MCY Receivable (as such term is defined in that certain escrow agreement dated October 19, 2000 (the "Escrow Agreement") executed in connection with the Transaction). Such shares shall be delivered to the Executive within seven (7) business days from the date the MCY Receivable is satisfied in full by the Company. Notwithstanding the foregoing, if the Company elects not to pay the MCY Receivable in cash but rather delivers to ADSX all of its remaining shares of ADSX capital stock to satisfy the MCY Receivable as permitted by the Escrow Agreement, then the Executive shall not be entitled to receive any additional shares of ADSX capital stock pursuant to this paragraph (ii).

                  (iii) For purposes of Section 2i, the value of the ADSX capital stock shall be calculated by taking the closing bid price of ADSX common stock on April 3, 2001,

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as officially reported by the principal securities exchange on which the securities are listed or admitted to trading or as reported in the Nasdaq National Market System, or, if the securities are not so listed or quoted on the National Market System of The Nasdaq Stock Market, Inc. ("Nasdaq"), the closing bid price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information.

                  (iv) The Company's obligation to pay Additional Compensation to the Executive shall survive the termination of the Employment Agreement. Accordingly, the Company shall have the obligation to pay the Additional Compensation to the Executive (or his estate) if Executive is no longer employed by the Company prior to the release from escrow of the ADSX shares or prior to the satisfaction of the MCY Receivable (or delivery thereafter of the ADSX shares referenced in Section 2ii to the Executive).

         3. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

            3.1 Employment Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating only to the subject matter hereof, and supersedes Section 3.1 of the Employment Agreement. Each and every other provision of the Employment Agreement shall remain unmodified and in full force and effect.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        MCY MUSIC WORLD, INC.

                                        By: /s/ Bernhard Fritsch
                                           -------------------------------------
                                           Bernhard Fritsch, President

                                        Executive:


                                        By:/s/ Bernhard Fritsch
                                           -------------------------------------
                                           Bernhard Fritsch

Attest:


By: /s/ Justin Summer
  -----------------------------
     Justin Summer

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